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                                                                    EXHIBIT 99.1

                                                                 REVOCABLE PROXY

BT FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints William B. Kania, Gerald W. Swatsworth and
Rowland H. Tibbott, Jr. as proxies, each with the power to appoint his substitute, and hereby authorizes said proxies to represent and to vote, as designated on the reverse hereof, all shares of common stock of BT Financial
Corporation held of record by the undersigned at the close of business on May
10, 1996 at the Special Meeting of Shareholders to be held on June 25, 1996, for the purpose of considering the adoption and approval of an Agreement and Plan of Reorganization dated as of January 12, 1996 by and between BT Financial
Corporation and Moxham Bank Corporation (the "Merger Agreement"), or at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.



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                    For         Against         Abstain
                    [ ]           [ ]             [ ]



                                      Please sign EXACTLY as your name appears on this card. When signing as trustee, executor, etc., title should be so stated. If shares are held jointly, only one signature is required. If a Corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized person.


                                      Dated:                            , 1996
                                             ---------------------------

                                      ----------------------------------------
                                               Authorized Signature(s)


           PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY.